UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2015

SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Martingale Road
Suite 1000
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 762-5800
N/A
(Former Name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On November 5, 2015, Sparton Corporation, an Ohio corporation (the “Company”), issued a press release (the “Press Release”) announcing the financial results of the first quarter of fiscal year 2016.
The foregoing description of the Press Release is qualified in its entirety by reference to the Press Release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 7.01 Regulation FD Disclosure
The Company is holding a call on November 10, 2015 at 10:00 a.m. Central Time to discuss its fiscal year 2016 first quarter financial results, provide a general business update and respond to investor questions. To participate, callers should dial (888) 225-7740. Participants should dial in at least 15 minutes prior to the start of the call.
A Web presentation link is also available for the conference call: http://tinyurl.com/owrzk5b.
Investors and financial analysts are invited to ask questions after the presentation is made.
The presentation will be available on the Company’s website at www.sparton.com under the heading “Investor Relations” for a period of up to two (2) years after the date of the live call.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated November 5, 2015 issued by Sparton Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: November 5, 2015	By:	/s/ CARY B. WOOD
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated November 5, 2015 issued by Sparton Corporation